Exhibit 99.1
NUSTAR ENERGY L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction
Unless otherwise indicated, the terms “NuStar Energy,” “NS,” “the Partnership,” “we,” “our” and “us” are used in this report to refer to NuStar Energy L.P., to one or more of our consolidated subsidiaries or to all of them taken as a whole.
The following unaudited pro forma condensed consolidated financial statements give effect to the sale on July 29, 2019 of our equity interests in our wholly owned subsidiaries that own the St. Eustatius terminal operations, for approximately $250.0 million, subject to adjustment (the St. Eustatius Operations, and the sale thereof, the St. Eustatius Disposition), as well as the sale, on November 30, 2018, of our European terminals and operations, for approximately $270.0 million (the European Operations, and the sale thereof, the European Disposition). We received net proceeds of $234.0 million for the St. Eustatius Disposition, after certain adjustments and subject to further adjustments following closing. The St. Eustatius Operations consist of a 14.3 million barrel storage and terminalling facility on the island of St. Eustatius in the Caribbean Netherlands and related assets and bunkering operations. The European Operations include six storage terminals in the United Kingdom and one facility in Amsterdam, with total storage capacity of approximately 9.5 million barrels, and related assets.
In the second quarter of 2019, we determined that the St. Eustatius Operations and the European Operations met the requirements to be reported as discontinued operations. We first adjusted the unaudited pro forma condensed consolidated statements of income for the St. Eustatius Disposition, since this disposition meets the requirements of a significant disposition of a business pursuant to Article 11 of Regulation S-X. We further adjusted the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2018, 2017 and 2016 to reflect the European Disposition, even though it did not meet the requirements of a significant disposition of a business pursuant to Article 11 of Regulation S-X, because the European Operations will be reported as discontinued operations together with the St. Eustatius Operations. Accordingly, unaudited pro forma condensed consolidated statements of income are presented as if the St. Eustatius Disposition and the European Disposition occurred on January 1, 2016.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 is presented as if the St. Eustatius Disposition occurred on that date. The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2019 and balance sheet as of March 31, 2019 were not adjusted for the European Disposition since the sale occurred prior to the beginning of the quarterly period.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited historical consolidated financial statements of NuStar Energy L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2018. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based upon available information and certain assumptions that we believe to be reasonable. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the St. Eustatius Disposition and European Disposition had been completed on the dates indicated, or in the future. In addition, the unaudited pro forma condensed consolidated financial statements do not give effect to the cost savings or other financial benefits we expect to result from the St. Eustatius Disposition and the European Disposition.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
UNADUITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2019
(Thousands of Dollars)

	NuStar Energy L.P. Historical	St. Eustatius Adjustments		Total NuStar Energy L.P. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$15,822	$(1,581)	(a)	$248,241
		234,000	(b)
Current assets, excluding cash and cash equivalents	210,123	(56,112)	(a)	154,011
Total current assets	225,945	176,307		402,252
Property, plant and equipment, net	4,144,265	(217,982)	(a)	3,926,283
Intangible assets, net	720,200	—		720,200
Goodwill	1,005,853	—		1,005,853
Other long-term assets, net	220,636	(36,034)	(a)	184,602
Total assets	$6,316,899	$(77,709)		$6,239,190
Liabilities, Mezzanine Equity and Partners’ Equity
Current liabilities	$321,386	$(59,204)	(a)	$262,182
Long-term debt	3,333,220	—		3,333,220
Deferred income tax liability	11,787	—		11,787
Other long-term liabilities	193,536	(24,774)	(a)	168,762
Total liabilities	3,859,929	(83,978)		3,775,951

Commitments and contingencies

Series D preferred limited partners	568,293	—		568,293

Partners’ equity:
Preferred limited partners	756,301	—		756,301
Common limited partners	1,192,080	6,269	(c)	1,198,349
Accumulated other comprehensive loss	(59,704)	—		(59,704)
Total partners’ equity	1,888,677	6,269		1,894,946
Total liabilities, mezzanine equity and partners’ equity	$6,316,899	$(77,709)		$6,239,190

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(Thousands of Dollars, Except Unit and Per Unit Data)

	NuStar Energy L.P. Historical	Less: St. Eustatius Operations Historical (d)	Total NuStar Energy L.P. Pro Forma
Revenues	$486,469	$138,643	$347,826
Costs and expenses:
Cost of revenues	363,013	116,602	246,411
Asset impairment loss	297,317	297,317	—
Goodwill impairment loss	31,123	31,123	—
General and administrative expenses (excluding depreciation and amortization expense)	25,996	305	25,691
Other depreciation and amortization expense	2,119	—	2,119
Total costs and expenses	719,568	445,347	274,221
Operating (loss) income	(233,099)	(306,704)	73,605
Interest (expense) income, net	(44,268)	23	(44,291)
Other income (expense), net	787	(4)	791
(Loss) income before income tax expense	(276,580)	(306,685)	30,105
Income tax expense	1,283	101	1,182
Net (loss) income	(277,863)	(306,786)	28,923

Basic net loss per common unit:	$(2.91)	$(2.85)	$(0.06)
Basic weighted-average common units outstanding	107,531,619		107,531,619

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018
(Thousands of Dollars, Except Unit and Per Unit Data)

	NuStar Energy L.P. Historical		Less: St. Eustatius Operations Historical (d)		NuStar Energy L.P. Pro Forma excluding St. Eustatius Operations Historical	Less: European Operations Historical (d)		Total NuStar Energy L.P. Pro Forma
Revenues	$1,961,757		$374,716		$1,587,041	$66,779		$1,520,262
Costs and expenses:
Cost of revenues	1,483,119		352,435		1,130,684	54,821		1,075,863
General and administrative expenses (excluding depreciation and amortization expense)	106,200		1,221		104,979	4,912		100,067
Other depreciation and amortization expense	8,875		—		8,875	271		8,604
Total costs and expenses	1,598,194		353,656		1,244,538	60,004		1,184,534
Operating income	363,563		21,060		342,503	6,775		335,728
Interest (expense) income, net	(186,237)		29		(186,266)	(1,868)		(184,398)
Other income (expense), net	39,876	(e)	78,515	(e)	(38,639)	(43,841)	(e)	5,202
Income before income tax expense	217,202		99,604		117,598	(38,934)		156,532
Income tax expense	11,408		—		11,408	1,251		10,157
Net income (loss)	205,794		99,604		106,190	(40,185)		146,375

Basic and diluted net (loss) income per common unit:	$(2.77)	(f)	$0.97		$(3.74)	$(0.40)		$(3.34)
Basic weighted-average common units outstanding	99,490,495				99,490,495			99,490,495
Diluted weighted-average common units outstanding	99,531,172				99,531,172			99,531,172

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017
(Thousands of Dollars, Except Unit and Per Unit Data)

	NuStar Energy L.P. Historical	Less: St. Eustatius Operations Historical (d)	NuStar Energy L.P. Pro Forma excluding St. Eustatius Operations Historical	Less: European Operations Historical (d)	Total NuStar Energy L.P. Pro Forma
Revenues	$1,814,019	$298,041	$1,515,978	$71,206	$1,444,772
Costs and expenses:
Cost of revenues	1,356,803	262,921	1,093,882	55,611	1,038,271
General and administrative expenses (excluding depreciation and amortization expense)	112,240	1,264	110,976	3,420	107,556
Other depreciation and amortization expense	8,698	—	8,698	263	8,435
Total costs and expenses	1,477,741	264,185	1,213,556	59,294	1,154,262
Operating income	336,278	33,856	302,422	11,912	290,510
Interest (expense) income, net	(173,083)	7	(173,090)	(1,316)	(171,774)
Other expense, net	(5,294)	(5,120)	(174)	(106)	(68)
Income before income tax expense	157,901	28,743	129,158	10,490	118,668
Income tax expense	9,937	—	9,937	2,164	7,773
Net income	$147,964	$28,743	$119,221	$8,326	$110,895

Basic net income per common unit:	$0.64	$0.32	$0.32	$0.09	$0.23
Basic weighted-average common units outstanding	88,825,964		88,825,964		88,825,964

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016
(Thousands of Dollars, Except Unit and Per Unit Data)

	NuStar Energy L.P. Historical	Less: St. Eustatius Operations Historical (d)	NuStar Energy L.P. Pro Forma excluding St. Eustatius Operations Historical	Less: European Operations Historical (d)	Total NuStar Energy L.P. Pro Forma
Revenues	$1,756,682	$289,114	$1,467,568	$71,722	$1,395,846
Costs and expenses:
Cost of revenues	1,290,237	258,043	1,032,194	57,395	974,799
General and administrative expenses (excluding depreciation and amortization expense)	98,817	1,230	97,587	4,605	92,982
Other depreciation and amortization expense	8,519	—	8,519	151	8,368
Total costs and expenses	1,397,573	259,273	1,138,300	62,151	1,076,149
Operating income	359,109	29,841	329,268	9,571	319,697
Interest (expense) income, net	(138,350)	72	(138,422)	(1,612)	(136,810)
Other (expense) income, net	(58,783)	24	(58,807)	(20)	(58,787)
Income before income tax expense	161,976	29,937	132,039	7,939	124,100
Income tax expense (benefit)	11,973	(1,850)	13,823	936	12,887
Net income	$150,003	$31,787	$118,216	$7,003	$111,213

Basic and diluted net income per common unit:	$1.27	$0.40	$0.87	$0.09	$0.78
Basic weighted-average common units outstanding	78,080,484		78,080,484		78,080,484
Diluted weighted-average common units outstanding	78,113,002		78,113,002		78,113,002

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) To reflect the elimination of assets and liabilities included in the St. Eustatius Disposition.

(b) To reflect the receipt of $234.0 million of cash proceeds for the St. Eustatius Disposition, which is equal to the total purchase price of $250.0 million less the aggregate amount of certain adjustments.

(c) To reflect the difference between the carrying value of the assets and liabilities included in the St. Eustatius Disposition as of March 31, 2019 and the proceeds received.

(d) To reflect the elimination of the historical results of the St. Eustatius Operations and European Operations, which do not include anticipated savings from costs that we expect to be reduced or eliminated as a result of the sale of one or both of these operations.

(e) For the year ended December 31, 2018, "Other income (expense), net" included: (i) a $78.8 million gain recorded in the first quarter of 2018 to reflect insurance proceeds received related to hurricane damage at the St. Eustatius terminal facility and (ii) a loss of $43.4 million from the European Disposition in the fourth quarter of 2018.

(f) Basic and diluted net income per common unit includes a $3.79 loss attributable to the merger on July 20, 2018 of NuStar GP Holdings, LLC, which indirectly owns our general partner, with a subsidiary of NuStar Energy L.P. We accounted for the merger as an equity transaction, similar to a redemption or induced conversion of preferred stock, which resulted in the loss of $3.79 per common unit.